Exhibit 10.1

AMENDMENT OF LEASES

This AMENDMENT OF LEASES (this “Amendment”) effective as of the 9TH day of November, 2005 by and between FORT POINT PLACE – VEF V, LLC, a Delaware limited liability company (“Landlord”), a successor to Henry DiRico and Alfred DiRico, as trustees of Wormwood Realty Trust, and NMT MEDICAL, INC. (formerly known as NITINOL MEDICAL TECHNOLOGIES, INC.), a Delaware corporation having its principal place of business at 27 Wormwood Street, Boston, Massachusetts (“Tenant”).

BACKGROUND

Landlord and Tenant are holders of the Landlord’s and Tenant’s interests, respectively, under the following two Leases (the “Leases”):

(a)	Lease dated May 29, 1997, as amended (the “8,079 Lease”) for approximately 8,079 rentable square feet of area on the second floor of the buildings located at 27-43 Wormwood Street in Boston, Massachusetts between Henry DiRico and Alfred DiRico, as Trustees of Wormwood Realty Trust, as Landlord, and Image Technologies Corporation, as Tenant, which Lease was assigned to Tenant by Image Technologies Corporation by an Assignment and Assumption of Lease dated as of June 1, 2000; and

(b)	Lease dated May 8, 1996, as amended (the “27,399 Lease”), for approximately 27,399 rentable square feet of area on the first and second floors of such building between said Trustees, as Landlord, and Tenant, as Tenant.

The terms of the Leases are scheduled to expire on September 30, 2006. Landlord and Tenant desire to extend the terms of the Leases and to amend the Leases in certain other respects, all as hereinafter set forth.

WITNESSETH:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to amend the Leases as follows:

1. CAPITALIZED TERMS. Capitalized terms not defined herein shall have the same meaning ascribed to them in the Leases.

2. EXTENSION OF LEASE TERM. The Term of each of the Leases is hereby extended for the four (4) year period beginning October 1, 2006 and ending on September 30, 2010 (the “2006-2010 Extended Term”).

3. FINANCIAL TERMS FOR 2006-2010 EXTENDED TERM. The aggregate Annual Fixed Rent under the Leases and Tenant’s Tax Base and Tenant’s Operating Expense Base under each of the Leases shall be as follows for the 2006-2010 Extended Term :

(a)	Annual Fixed Rent:

October 1, 2006 – October 31, 2006: None

November 1, 2006 – September 30, 2008: $745,038 per annum

October 1, 2008 – September 30, 2010: $815,994 per annum

(b)	Tenant’s Operating Expense Base: Tenant’s Proportionate Share of the total Operating Expenses for the Property incurred during calendar year 2006.

(c)	Tenant’s Tax Base: Tenant’s Proportionate Share of the fiscal year 2006 Real Estate Taxes for the Property as adjusted by the results of any abatements, reassessment or litigation.

4. CONDITION OF PREMISES: The Premises shall be accepted by Tenant on the first day of the 2006-2010 Extended Term in “as is” condition, in its then state of construction, finish and decoration, without any obligation for preparation or construction therein by Landlord for Tenant’s occupancy or otherwise, except that, on or before April 1, 2006 (which date may be extended for causes beyond Landlord’s reasonable control), Landlord shall be obligated to construct a shower in accordance with the specifications, and in the location generally shown, on the attached Exhibit Shower Specification. In the event that Landlord fails to complete the construction of such shower by April 1, 2006 (as such date may be extended as provided above), Tenant shall have the right for each full calendar month after such April 1, 2006 date (as extended, if applicable, as provided above) that the construction of such shower shall not have been completed to offset against the installments of Fixed Rent then next becoming due under the Leases at the aggregate rate of $5,000 per full calendar month until the construction of such shower shall have been completed.

5. IMPROVEMENT ALLOWANCE: Landlord will reimburse Tenant up to an aggregate of $248,346 (the “New Improvement Allowance”) for the cost of design and construction of improvements in the Premises performed between the effective date of this Amendment and September 30, 2006. Landlord shall make such reimbursement on or after October 1, 2006 upon delivery to it of receipted bills, lien waivers and such other documentation as Landlord shall reasonably require. Landlord shall make all reimbursement payments due under this Section 5 within thirty (30) days of receipt of the required documentation from Tenant, but in no event prior to October 1, 2006. Construction of improvements by Tenant shall comply with all terms and provisions of the Leases. Notwithstanding the above, so long as Tenant shall not then be in default under the Leases and provided that Tenant shall have expended and have been reimbursed for at least $198,676.80 of the New Improvement Allowance for costs of constructing Tenant’s leasehold improvements at the Premises (including the installation of fixtures but excluding trade fixtures), Tenant shall have the right, in lieu of receiving any remaining undisbursed portion of the New Improvement Allowance, to direct Landlord in writing to credit against its rental obligations under the Leases that arise after

September 30, 2006 but prior to December 31, 2006 (but not thereafter) the remaining portion of the New Improvement Allowance that shall not have been reimbursed to Tenant for construction costs (i.e., after the $198,676.80 amount referred to above shall have been expended and reimbursed as required above).

6.	TENANT’S OPTION TO EXTEND THE TERM OF THE LEASES BEYOND THE 2006-2010 EXTENDED TERM.

A.	On the conditions that (i) Tenant is not in default of its covenants and obligations under the Leases after the expiration of all applicable notice and cure periods at the time Tenant’s option to extend the term of the Leases (as described below) is exercised and as of the first day of the “2010-2015 Extended Term” (as defined below) and (ii) the Tenant itself is occupying not less than ninety (90) percent of the Premises then demised to Tenant, both as of the time of option exercise and as of the commencement of the 2010-2015 Extended Term, then Tenant shall have the option to extend the Term of the Leases beyond the expiration of the 2006-2010 Extended Term (i.e., beyond September 30, 2010) for one additional five (5) year term beginning October 1, 2010 and ending September 30, 2015 (the “2010-2015 Extended Term”). Tenant may exercise such option only as to both of the Leases. If Tenant desires to so extend the Term, Tenant must exercise such option to extend by giving Landlord written notice at least fifteen (15) months prior to the expiration of the 2006-2010 Extended Term (the “Notice to Extend”), provided that Landlord may, by written notice to Tenant within ten (10) days after Tenant’s notice, elect not to accept Tenant’s exercise of such option to extend, in which event Tenant’s exercise of such option to extend shall be of no force and effect. Upon the timely giving of such notice (provided Landlord elects to accept Tenant’s exercise of such option), the Term of both Leases shall be deemed extended for the 2010-2015 Extended Term upon all of the terms and conditions of the Leases except that (i) Landlord shall have no obligations to construct or renovate the Premises or to provide Tenant with any allowances or other monies and (ii) the Annual Fixed Rent during the 2010-2015 Extended Term shall be as hereinafter set forth in subparagraph B of this Section. If Tenant fails to give timely notice, as aforesaid, Tenant shall have no further right to extend the Term, time being of the essence of this Section.

B.

Minimum Annual Rent. The Annual Fixed Rent during the 2010-2015 Extended Term shall be the Market Rent (as defined in subparagraph C below), as of the commencement of the 2010-2015 Extended Term; provided, however, that in no event shall the aggregate Annual Fixed Rent payable by Tenant under the Leases for any twelve (12) month period during the 2010-2015 Extended Term be less than $815,994 per annum.

C.	Market Rent. Market Rent shall be computed as of the first day of the 2010-2015 Extended Term at the then current rentals being charged to tenants for comparable space located in the Buildings and comparable buildings in the immediate vicinity of the Buildings, taking into account and giving effect to, in determining comparability, without limitation, such considerations as size, condition and location of premises and lease term.

If Tenant shall exercise its option to extend the Term for the 2010-2015 Extended Term, at least twelve (12) months prior to expiration of the Extended Term, Landlord shall initially designate the Market Rent and shall furnish data in support of such designation to Tenant. If Tenant disagrees with Landlord’s designation of the Market Rent, then Tenant shall have the right, by written notice given within twenty-one (21) days after Tenant has been notified of Landlord’s designation, to submit such Market Rent to arbitration as follows. Market Rent shall be determined by arbitrators, one to be chosen by Tenant, one to be chosen by Landlord and a third to be selected, if necessary, as below provided. All arbitrators selected under this paragraph shall be experienced real estate appraisers or brokers with a minimum of ten (10) years of experience in the commercial real estate industry in Boston. If within thirty (30) days after Tenant’s notice to submit to arbitration, the parties agree upon a single arbitrator, then Market Rent shall be determined by such Arbitrator. In addition, if one party fails to select an arbitrator within such thirty (30) day period, the arbitrator selected by the other party shall be the sole arbitrator and shall determine Market Rent. In the event that one arbitrator is chosen by each of Landlord and Tenant, the unanimous written decision of such arbitrators without selection and participation of a third arbitrator, or otherwise the written decision of a majority of the three arbitrators chosen and selected as provided herein, shall be conclusive and binding upon Landlord and Tenant. Landlord and Tenant shall each notify the other of its chosen arbitrator within thirty (30) days following the call for arbitration and, unless such two arbitrators shall have reached a unanimous decision within thirty (30) days after their designation, then they shall so notify the then President of the Greater Boston Real Estate Board and request him or her to select an impartial third arbitrator to act hereunder. Such third arbitrator and the first two chosen shall hear the parties and their evidence and render their decision within thirty (30) days following the conclusion of such hearing and notify Landlord and Tenant thereof. Landlord and Tenant shall bear the expense of their respective arbitrators. Landlord and Tenant shall bear the expense of the third arbitrator (if any) equally. If the dispute between the parties as to Market Rent has not been resolved before the commencement of Tenant’s obligation to pay rent based upon such Market Rent, then Tenant shall pay Annual Fixed Rent under the Leases in respect of the Premises based upon the Market Rent designated by Landlord until either the agreement of the parties as to the Market Rent or the decision of the arbitrators, as the case may be, at which time Tenant shall pay any underpayment of rent to Landlord, or Landlord shall refund any overpayment of rent to Tenant.

7.	OTHER AMENDMENTS TO LEASES.

A.	Amendments to 27,399 Lease

(i)	Section 2.11 of the 27,399 Lease, entitled “Extension Option”, is hereby deleted in its entirety and shall no longer have any force or effect and the reference to the “OPTION TO EXTEND” included in Section 1.1 of such 27, 399 Lease is hereby deleted in its entirety.

(ii)	Section 2.2 of the 27,399 Lease, entitled “Parking”, is hereby amended by deleting such Section 2.2 in its entirety and by replacing the same with:

“2.2 Parking Landlord shall provide Tenant with four (4) reserved parking spaces on the Lot free of charge. Landlord shall have no other obligations to provide Tenant with any other parking spaces.”

(iii)	Section 2.9 of the 27,399 Lease is hereby deleted in its entirety and shall no longer have any force or effect.

(iv)	Section 2.12 of the 27,399 Lease, entitled “Expansion Option”, and Section 2.13 of the 27,399 Lease, entitled “Right of First Offer”, are hereby deleted in their entirety and shall no longer have any force or effect.

(v)	Section 3.2 of the 27,399 Lease, entitled “Landlord Work”, and Section 3.3 of the 27,399 Lease, entitled “Tenant Work; Allowance”, are hereby deleted in their entirety and shall no longer have any force or effect.

(vi)	Section 8.10 of the 27,399 Lease, entitled “Brokerage”, is hereby deleted in its entirety and shall no longer have any force or effect.

(vii)	Paragraph VII of Exhibit D to the 27,399 Lease, entitled “Security”, is hereby amended by deleting the words “24 hours a day, 7 days a week” and replacing them with the words, “6:00 a.m. to 12:00 p.m., 7 days a week.”

(viii)	Paragraph VIII of Exhibit D to the 27,399 Lease, entitled “Shuttle Bus”, is hereby amended by adding the following sentence at the end thereof: “Notwithstanding the above two sentences, Landlord shall have the right to discontinue such shuttle service at any time after October 1, 2007.”

B.	Amendments to 8,079 Lease

(i)	Section 2.2 of the 8,079 Lease, entitled “Parking”, shall be deleted in its entirety and shall no longer have any force or effect.

(ii)	Section 3.3 of the 8,079 Lease, entitled “Tenant Work; Allowance”, is hereby deleted in its entirety and shall no longer have any force or effect.

(iii)	Paragraph VII of Exhibit D to the 8,079 Lease, entitled “Security”, is hereby amended by deleting the words “24 hours a day, 7 days a week” and replacing them with the words, “6:00 a.m. to 12:00 p.m., 7 days a week.”

(iv)	Paragraph VIII of Exhibit D to the 8,079 Lease, entitled “Shuttle Bus”, is hereby amended by adding the following sentence at the end thereof: “Notwithstanding the above two sentences, Landlord shall have the right to discontinue such shuttle service at any time after October 1, 2007.”

8. CONSENT OF MORTGAGEE TO AMENDMENT. Notwithstanding the execution and delivery of this Amendment by Landlord, the Landlord’s obligations under this Amendment shall be expressly subject to, and contingent upon, Landlord’s receipt of written approval by its mortgagee to the execution and delivery by Landlord of this Amendment, which Landlord shall use diligent efforts to obtain within fifteen (15) days after the date of this Amendment. In the event that Landlord fails to obtain such written consent by Landlord’s mortgagee within such fifteen (15) day period, Landlord shall have the right to rescind its execution of this Amendment and thereby render this Amendment null and void, by written notice provided to Tenant within ten (10) days after the expiration of such fifteen (15) day period.

9. BROKERAGE REPRESENTATION AND WARRANTY. Tenant warrants and represents to Landlord that it has not engaged or had discussions with any broker or agent in connection with this Amendment other than CB Richard Ellis Whittier Partners, and Tenant shall indemnify and hold Landlord harmless from and against any and all loss, costs and expense (including reasonable attorneys’ fees incurred by or on behalf of Landlord) involving any claim for a brokerage commission, finder’s fee or similar compensation made by any person other than CB Richard Ellis Whittier Partners, arising out of or in connection with this Amendment if such person claims to have represented Tenant in connection with this Amendment.

10. NO OTHER AMENDMENTS. Except as only expressly amended hereby, the Leases shall continue in full force and effect, as heretofore.

WITNESS the execution hereof as an instrument under seal as of the day first above written.

LANDLORD:

FORT POINT PLACE-VEF V, LLC,

a Delaware limited liability Company

FORT POINT PLACE-VEF V, LLC,

a Delaware limited liability Company

By:	VEF V Holdings, LLC,

a Delaware limited liability company, its sole member

By:	Value Enhancement Fund V, L.P., a Georgia limited partnership, its managing member

By:	VEF Group Management, LLC, a Delaware limited liability company, its manager

By:  /s/ B. Stanton Breon

Name: B. Stanton Breon

Title: CFO

TENANT:

NMT MEDICAL, INC.

By:	/s/ Richard E. Davis

Name: Richard E. Davis

Title: Vice President / CFO

EXHIBIT SHOWER SPECIFICATION

Location: On the first floor in close proximity to the common area bathrooms.

Walls:	5/8” Moisture Resistant Gypsum Wall Board (by USG Corp. or equal) on 3 5/8” (18 ga. Min.) metal studs @16” o.c. (taped & finished)

Ceramic Tile:
Walls:	4 1/4” x 4 1/4” American Olean
Floors:	2 x 2 American Olean Egyptstone
Grout:	Laticrete
Tile base shall be DUROCK Cement Board, by USG Corp. (or equal)

Paint:	Benjamin Moore – one coat primer, two coats finish paint

Walls:	#274 Moorcraft Super Spec Latex Eggshell Enamel

Frames:	#276 Moorcraft Super Spec Latex Semi-Gloss Enamel

Ceiling:	#319 Regal Eggshell AquaVelvet

Lockers:	Lyons standard single tier quiet locker w/continuous sloping hood and “Z” type base; wall and/or floor anchoring recommended